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                                                                Exhibit 5.1


                        [Letterhead of Winston & Strawn]


                               September 17, 2002


Solutia Inc.
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760

           RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     This opinion is being delivered by us, as counsel to Solutia Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, dated September 17, 2002, (the "Registration Statement"), of the Company filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of 223,000 warrants to purchase the Company's common stock (the "Warrants") which may be offered by certain selling holders pursuant to the Registration Statement and 5,533,522 shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable by the Company upon exercise of the Warrants pursuant to the Registration Statement.

     In rendering the opinion set forth below, we examined and relied upon such certificates, corporate and public records, agreements, instruments and other documents we considered appropriate as a basis for the opinion.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Warrants being registered are legally and validly issued, fully paid and nonassessable; and (ii) the Shares being registered, when issued upon proper exercise of the Warrants, will be legally and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the effect of the laws of any other jurisdiction. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion may be relied upon only in connection with the issuance of shares while the Registration Statement is effective.

                                       Very truly yours,

                                       /s/ WINSTON & STRAWN